    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 4, 1996


                                                      REGISTRATION NO. 333-08465
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ---------

                          AMENDMENT NO. 5 TO FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                   CAPITA EQUIPMENT RECEIVABLES TRUST 1996-1
                       (ISSUER WITH RESPECT TO THE NOTES)
             (Exact name of registrant as specified in its charter)

             NEW YORK                      13-7097632
  (State or other jurisdiction of       (I.R.S. Employer
  incorporation or organization)         Identification
                                             Number)

                          ANTIGUA FUNDING CORPORATION
                (ORIGINATOR OF THE OWNER TRUST DESCRIBED HEREIN)

                               C/O CT CORPORATION
                               1209 ORANGE STREET
                           WILMINGTON, DELAWARE 19801
                                 (302) 658-7581
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                 CT CORPORATION
                               1209 ORANGE STREET
                           WILMINGTON, DELAWARE 19801
                                 (302) 658-7581
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                ----------------
                                   COPIES TO:

             OWEN C. MARX                          RICHARD M. SCHETMAN
         Dorsey & Whitney LLP                 Cadwalader, Wickersham & Taft
           250 Park Avenue                           100 Maiden Lane
       New York, New York 10177                  New York, New York 10038
            (212) 415-9285                            (212) 504-6906

                                ----------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                                ----------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering: / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /
                                ----------------
                        CALCULATION OF REGISTRATION FEE

                                                                                  PROPOSED MAXIMUM
                                                                PROPOSED MAXIMUM     AGGREGATE
           TITLE OF EACH CLASS OF                AMOUNT TO       OFFERING PRICE       OFFERING         AMOUNT OF
        SECURITIES TO BE REGISTERED            BE REGISTERED      PER UNIT (1)       PRICE (1)      REGISTRATION FEE
 Receivable-Backed Notes....................   $3,075,000,000         100%         $3,075,000,000   $1,060,344.83(2)

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457.
(2) Previously paid.
                                ----------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The  following table  sets forth the  expenses to be  incurred in connection
with  the  offering  of  the  Notes,  other  than  underwriting  discounts   and
commissions, described in this Registration Statement:


Securities and Exchange Commission Registration Fee..................  $1,060,344.30
Printing and Engraving...............................................        *
Legal Fees and Expenses..............................................        *
Blue Sky Filing and Counsel Fees.....................................        *
Accounting Fees and Expenses.........................................        *
Trustee Fees and Expenses............................................        *
Rating Agencies' Fees................................................        *
Miscellaneous Expenses...............................................        *
                                                                       -------------
    Total............................................................  $     *
                                                                       -------------
                                                                       -------------


------------------------
* To be supplied by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Antigua  Funding  Corporation is  incorporated under  the laws  of Delaware.
Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise). The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceedings, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may identify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

    The Certificate of Incorporation and Bylaws of Antigua Funding Corporation provide, in effect, that, subject to certain limited exceptions, such corporation will indemnify its officers and directors to the extent permitted by the Delaware General Corporation Law.

ITEM 16. EXHIBITS.

    The Exhibits filed as part of this Registration Statement are:


     *1.1         --  Form of Underwriting Agreement.
    **3.1         --  Certificate of Incorporation of Depositor.
    **3.2         --  By-Laws of Depositor.
    **4.1         --  Form of Transfer and Servicing Agreement.
    **4.2         --  Form of Indenture.
    **4.3         --  First Amended and Restated Trust Agreement.
    **4.4         --  Form of Amended and Restated Trust Agreement
    **4.5         --  Form of Purchase Agreement.

    **5.1         --  Opinion and consent of Dorsey & Whitney LLP with respect to legality.
     *8.1         --  Opinion and consent of Dorsey & Whitney LLP with respect to tax matters.
      8.2         --  Opinion and consent of Cadwalader, Wickersham & Taft with respect to tax matters.
   **23.1         --  Consent of Dorsey & Whitney LLP (included as part of Exhibit 5.1).
    *23.2         --  Consent of Dorsey & Whitney LLP (included as part of Exhibit 8.1).
   **23.3         --  Consent of Dorsey & Whitney LLP
     23.4         --  Consent of Cadwalader, Wickersham & Taft (included as part of Exhibit 8.2).
   **24.1         --  Power of Attorney.
   **25.1         --  Statement of eligibility of Indenture Trustee.


------------------------
 * To be filed by amendment.
** Previously filed.

ITEM 17. UNDERTAKINGS.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes:

       (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 4th day of October, 1996.


                                          ANTIGUA FUNDING CORPORATION

                                          By ___________/s/ GUY HANDS___________
                                                         Guy Hands
                                                         President


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities indicated.



                 SIGNATURE                                      TITLE                               DATE
-------------------------------------------  -------------------------------------------  ------------------------

               /s/ GUY HANDS                 President (Principal Executive Officer) and           October 4, 1996
                 Guy Hands                   Director

               /s/ JEFF NASH                 Vice President (Principal Financial and               October 4, 1996
                 Jeff Nash                   Accounting Officer) and Director

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 4th day of October, 1996.


                                          CAPITA EQUIPMENT RECEIVABLES TRUST
                                          1996-1

                                          By: ANTIGUA FUNDING CORPORATION

                                          By ___________/s/ GUY HANDS___________
                                                         Guy Hands
                                                         President

                               INDEX TO EXHIBITS


 EXHIBITS                                                      DESCRIPTION
----------             --------------------------------------------------------------------------------------------

     *1.1          --  Form of Underwriting Agreement.
    **3.1          --  Certificate of Incorporation of Depositor.
    **3.2          --  By-Laws of Depositor.
    **4.1          --  Form of Transfer and Servicing Agreement.
    **4.2          --  Form of Indenture.
    **4.3          --  First Amended and Restated Trust Agreement.
    **4.4          --  Form of Amended and Restated Trust Agreement
    **4.5          --  Form of Purchase Agreement.
    **5.1          --  Opinion and consent of Dorsey & Whitney LLP with respect to legality.
     *8.1          --  Opinion and consent of Dorsey & Whitney LLP with respect to tax matters.
      8.2          --  Opinion and consent of Cadwalader, Wickersham & Taft with respect to tax matters.
   **23.1          --  Consent of Dorsey & Whitney LLP (included as part of Exhibit 5.1).
    *23.2          --  Consent of Dorsey & Whitney LLP (included as part of Exhibit 8.1).
   **23.3          --  Consent of Dorsey & Whitney LLP
     23.4          --  Consent of Cadwalader, Wickersham & Taft (included as part of Exhibit 8.2).
   **24.1          --  Power of Attorney.
   **25.1          --  Statement of eligibility of Indenture Trustee.


------------------------

 *  To be filed by amendment.
**  Previously filed.